EXHIBIT 10.21


                               netcruise.com, inc.
                               2401 Morris Avenue
                                 Union, NJ 07083
                                Tel: 908-810-8767
                                Fax: 908-810-8769

                            DEBT CONVERSION AGREEMENT

                                                          March 1, 2000

Joseph Perri
10 Whitewell Place
Staten Island, NY 10304

                  Re:      Conversion of Netcruise.com, Inc. Debt into Equity

Dear Mr. Perri:

         This letter will serve to confirm your agreement with netcruise.com, inc. ("Netcruise") to purchase 2,875,000 unissued shares of the $.0001 par value common stock of Netcruise (the "Common Stock"), pursuant to the terms and conditions of the February 25, 2000 Subscription Agreement between us dated this date, in the following manner:

         1. For a purchase price consisting of the conversion into equity of the Netcruise debt owed to you by reason of your advance of $50,000 to Netcruise on February 4, 2000 (the "Investor Advance"), you are purchasing a total of 250,000 shares of Common Stock; and

         2. For a purchase price consisting of the conversion into equity of $325,000 of outstanding Netcruise debt held by you reflected in four (4) Netcruise 8% secured convertible promissory notes; two (2) in the face amount of $100,000 each dated November 4, 1999 and December 6, 1999, one (1) in the face amount of $50,000 dated January 7, 2000 and one (1) in the face amount of $75,000 dated January 21, 2000 (collectively the "Investor Debt"), you are purchasing a total of 2,625,000 shares of Common Stock.

                  Please confirm your agreement to the foregoing by signing where indicated below.

                                          Very truly yours,
ACCEPTED AND AGREED:
                                          NETCRUISE.COM, INC.

/s/ Joseph Perri                          By: /s/ Lawrence E. Burk, President
    ------------                            -------------------------------




                                                         10